EXHIBIT 99.1

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

July 19, 2012

PEOPLE’S UNITED FINANCIAL REPORTS SECOND QUARTER OPERATING EARNINGS OF $0.20 PER SHARE; NET INCOME OF $0.19 PER SHARE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $64.8 million, or $0.19 per share, for the second quarter of 2012, compared to $51.2 million, or $0.15 per share, for the second quarter of 2011, and $58.6 million, or $0.17 per share, for the first quarter of 2012. Operating earnings were $67.2 million, or $0.20 per share, for the second quarter of 2012, compared to $57.3 million, or $0.17 per share, for the second quarter of 2011 and $60.6 million, or $0.18 per share, for the first quarter of 2012.

The Company’s Board of Directors declared a $0.16 per share quarterly dividend, payable August 15, 2012 to shareholders of record on August 1, 2012. Based on the closing stock price on July 18, 2012, the dividend yield on People’s United Financial common stock is 5.3 percent.

During the second quarter of 2012 the Company repurchased 4.5 million shares of People’s United Financial common stock at a total cost of $54 million and during the first six months of 2012, the Company repurchased 9.0 million shares of common stock at a total cost of $110 million. Under the existing stock repurchase authorization, 9.0 million shares of common stock remain available for repurchase.

“Our performance this quarter continues to build on the execution of our primary objectives – optimizing existing businesses and efficiently deploying capital,” stated Jack Barnes, President and Chief Executive Officer. “Our acquisition of 57 branches in the greater New York metro area strengthens our presence in the nation’s largest market. Our second quarter financial results reflect continued organic loan and deposit growth and ongoing strength in our fee income businesses, including solid contributions from wealth management. We anticipate continued momentum in loan growth based on our retail and commercial lending pipelines and remain encouraged by the significant opportunity for loan and deposit growth throughout the franchise.

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People’s United Financial, Inc. Reports 2Q Earnings

“Our New York metro footprint of nearly 100 branches further enhances our ability to offer our customers a full range of products and superior service,” added Barnes. “We are confident in our ability to build on the success of our Stop & Shop franchise in Connecticut as the Bank is now the exclusive provider of banking services at 140 Stop & Shop stores located across Long Island, southern New York state and Connecticut.”

Barnes concluded, “Our strong business fundamentals, ongoing ability to leverage our brand in attractive markets, and prospects for organic growth continue to be the foundations of our strength relative to others in the industry. We have demonstrated our ability to prudently and effectively deploy capital through organic loan and deposit growth, adherence to a consistent dividend policy, share repurchases and a thoughtful acquisition strategy.”

“On an operating basis, earnings were $67 million, or 20 cents per share, this quarter,” stated Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “The Company’s performance in the second quarter reflects an expected decline in the net interest margin, lower provision expense, improvement in fee-based income and ongoing expense control.”

Walters continued, “The decline in the net interest margin this quarter on both a GAAP and operating basis reflects the overall reduction in interest rates and slower loan growth. Non-interest income continues to reflect improvements in most of our fee-based businesses as well as higher loan prepayment fees, partially offset by the seasonal decrease in insurance revenue and lower gains on sales of residential mortgage loans. The decrease in the level of operating non-interest expense this quarter reflects the continued benefit from cost-savings initiatives announced in 2011.”

Walters concluded, “We certainly are pleased with the continued improvement in asset quality. Our low loan charge-off ratio, which represents approximately one-half of our peers, is a reflection of the Company’s historically strong underwriting standards, the strength of the footprint in which we operate and the resilience of our customers.”

For the originated loan portfolio, non-performing loans equaled 1.52 percent of loans at June 30, 2012, compared to 1.67 percent at March 31, 2012 and 1.69 percent at June 30, 2011. Non-performing assets (excluding acquired non-performing loans) equaled 1.67 percent of originated loans, REO and repossessed assets at June 30, 2012 compared to 1.85 percent at March 31, 2012 and 2.05 percent at June 30, 2011. Net loan charge-offs as a percentage of average loans on an annualized basis were 0.26 percent in the second quarter of 2012 compared to 0.22 percent in this year’s first quarter.

Non-performing loans in the acquired portfolio, which represent the contractual balances of loans acquired that meet our definition of non-performing but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans, totaled $236.6 million at June 30, 2012 compared to $247.2 million at March 31, 2012 and $250.4 million at June 30, 2011.

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People’s United Financial, Inc. Reports 2Q Earnings

Operating return on average assets was 0.97 percent for the second quarter of 2012, compared to 0.92 percent for the second quarter of 2011 and 0.88 percent for the first quarter of 2012. Operating return on average tangible stockholders’ equity was 8.9 percent for the second quarter of 2012, compared to 7.1 percent for the second quarter of 2011 and 8.0 percent for the first quarter of 2012.

At June 30, 2012, People’s United Financial’s tier 1 common and total risk-based capital ratios were 13.6 percent and 15.6 percent, respectively, and the tangible equity ratio stood at 11.5 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 13.1 percent and 14.0 percent, respectively, at June 30, 2012.

People’s United Financial, a diversified financial services company with $28 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 416 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $12.7 billion and $4.4 billion, respectively, at June 30, 2012.

Conference Call

On July 19, 2012, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

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People’s United Financial, Inc. Reports 2Q Earnings

2Q 2012 Financial Highlights

Summary

•	Net income was $64.8 million, or $0.19 per share.

•	Operating earnings were $67.2 million, or $0.20 per share.

•	Net interest income totaled $236.0 million compared to $235.1 million in 1Q12.

•	Cost recovery income on acquired loans, representing cash receipts in excess of carrying amount, totaled $4.7 million in 2Q12 (none in 1Q12).

•	Operating net interest margin decreased 12 basis points from 1Q12 to 3.89%.

•	Loan yields reduced the net interest margin by 8 basis points.

•	The run-off of fair value amortization on acquired deposits reduced the net interest margin by 4 basis points.

•	Provision for loan losses totaled $10.6 million.

•	Net loan charge-offs totaled $13.5 million, of which $7.5 million related to loans with specific reserves established in prior periods.

•	Reflects a $4.6 million increase in the allowance for loan losses due to loan growth.

•	Non-interest income was $75.7 million in 2Q12 compared to $72.4 million in 1Q12.

•	Bank service charges increased $2.2 million from 1Q12 to $32.5 million.

•	Loan prepayment fees increased $1.6 million from 1Q12.

•	2Q12 includes $0.7 million of net gains on sales of acquired loans (none in 1Q12).

•	Insurance revenue decreased $1.2 million from 1Q12, primarily reflecting the seasonal nature of insurance renewals.

•	Net gains on sales of residential mortgage loans decreased $0.8 million from 1Q12.

•	Non-interest expense totaled $205.7 million in 2Q12 compared to $208.6 million in 1Q12.

•	Operating non-interest expense was $202.1 million in 2Q12 compared to $205.6 million in 1Q12.

•	2Q12 includes $0.7 million of operating expenses relating to the Citizen’s branch purchase late in the second quarter.

•	Efficiency ratio in 2Q12 decreased to 61.5% from 63.2% in 1Q12, reflecting both a $3.4 million increase in operating revenues and a $3.4 million decrease in operating expenses.

•	Effective income tax rate was 32.0% for 2Q12 compared to 33.0% for 1Q12.

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People’s United Financial, Inc. Reports 2Q Earnings

Commercial Banking

•	Commercial banking loans, excluding acquired loans, increased $374 million, or 13% annualized, from March 31, 2012.

•	Average commercial banking loans totaled $14.5 billion in 2Q12, a $13 million increase from 1Q12.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 1.57% at June 30, 2012 compared to 1.70% at March 31, 2012.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $211.2 million at June 30, 2012, down from $222.1 million at March 31, 2012.

•	Net loan charge-offs totaled $10.4 million, or 0.29% annualized, of average commercial banking loans in 2Q12, compared to $7.2 million, or 0.20% annualized, in 1Q12.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 1.28% at June 30, 2012 compared to 1.34% at March 31, 2012.

•	The commercial banking originated allowance for loan losses represented 82% of originated non-performing commercial banking loans at June 30, 2012 compared to 79% at March 31, 2012.

•	Commercial deposits totaled $5.4 billion at June 30, 2012 compared to $5.3 billion at March 31, 2012.

Retail Banking

•	Residential mortgage loans, excluding acquired loans, increased $104 million, or 13% annualized, from March 31, 2012.

•	Average residential mortgage loans totaled $3.8 billion in 2Q12, an increase of $94 million, or 10% annualized, from 1Q12.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 1.87% at June 30, 2012 compared to 2.12% at March 31, 2012.

•	Net loan charge-offs totaled $1.4 million, or 0.14% annualized, of average residential mortgage loans in 2Q12, compared to $2.0 million, or 0.22% annualized, in 1Q12.

•	Home equity loans, excluding acquired loans, totaled $1.9 billion, unchanged from March 31, 2012.

•	Average home equity loans totaled $2.0 billion in 2Q12, unchanged from 1Q12.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.71% at June 30, 2012 compared to 0.80% at March 31, 2012.

•	Net loan charge-offs totaled $1.4 million, or 0.28% annualized, of average home equity loans in 2Q12, compared to $1.7 million, or 0.33% annualized, in 1Q12.

•	Retail deposits totaled $16.1 billion at June 30, 2012 compared to $16.0 billion at March 31, 2012.

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People’s United Financial, Inc. Reports 2Q Earnings

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquired companies; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Earnings Data:
Net interest income	$236.0	$235.1	$242.1	$240.0	$221.2
Provision for loan losses	10.6	11.5	20.7	14.4	14.0
Non-interest income (1)	75.7	72.4	71.7	84.7	76.6
Non-interest expense (2)	205.7	208.6	230.2	231.9	207.0
Income before income tax expense	95.4	87.4	62.9	78.4	76.8
Net income	64.8	58.6	43.0	52.9	51.2
Operating earnings (3)	67.2	60.6	58.7	67.3	57.3
Selected Statistical Data:
Net interest margin (4)	3.97%	4.01%	4.16%	4.11%	4.13%
Operating net interest margin (3), (4)	3.89	4.01	4.07	4.11	4.09
Return on average assets (4)	0.93	0.85	0.63	0.77	0.82
Operating return on average assets (3), (4)	0.97	0.88	0.86	0.98	0.92
Return on average tangible assets (4)	1.01	0.93	0.68	0.84	0.89
Return on average stockholders’ equity (4)	5.0	4.5	3.2	3.8	4.0
Return on average tangible stockholders’ equity (4)	8.6	7.7	5.4	6.3	6.3
Operating return on average tangible stockholders’ equity (3), (4)	8.9	8.0	7.4	8.0	7.1
Efficiency ratio (3)	61.5	63.2	61.8	62.0	64.9
Common Share Data:
Basic and diluted earnings per share	$0.19	$0.17	$0.12	$0.15	$0.15
Operating earnings per share (3)	0.20	0.18	0.17	0.19	0.17
Dividends paid per share	0.1600	0.1575	0.1575	0.1575	0.1575
Dividend payout ratio	85.0%	93.8%	127.7%	108.4%	106.4%
Operating dividend payout ratio (3)	82.0	90.6	93.4	85.3	95.1
Book value per share (end of period)	$15.12	$15.03	$14.99	$15.18	$15.01
Tangible book value per share (end of period) (3)	8.76	8.74	8.75	9.01	9.38
Stock price:
High	13.50	13.79	13.07	13.96	13.81
Low	11.25	12.20	10.91	10.50	12.55
Close (end of period)	11.61	13.23	12.85	11.40	13.44
Common shares (end of period) (in millions)	340.33	344.73	348.68	348.59	346.12
Weighted average diluted common shares (in millions)	340.67	344.97	346.68	358.28	343.88

(1)	Includes net security gains of $8.6 million for the three months ended Sept. 30, 2011.
(2)	Includes a total of $3.6 million, $3.0 million, $23.0 million, $21.5 million and $9.2 million of merger-related expenses and one-time charges for the three months ended June 30, 2012, March 31, 2012, Dec. 31, 2011, Sept. 30, 2011, and June 30, 2011, respectively.
(3)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(4)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Six Months Ended June 30,
(dollars in millions, except per share data)	2012	2011
Earnings Data:
Net interest income	$471.1	$441.5
Provision for loan losses	22.1	28.6
Non-interest income	148.1	151.2
Non-interest expense (1)	414.3	409.8
Income before income tax expense	182.8	154.3
Net income	123.4	102.9
Operating earnings (2)	127.8	111.1
Selected Statistical Data:
Net interest margin (3)	3.99%	4.15%
Operating net interest margin (2), (3)	3.95	4.04
Return on average assets (3)	0.89	0.83
Operating return on average assets (2), (3)	0.93	0.90
Return on average tangible assets (3)	0.97	0.90
Return on average stockholders’ equity (3)	4.7	4.0
Return on average tangible stockholders’ equity (3)	8.1	6.4
Operating return on average tangible stockholders’ equity (2), (3)	8.4	6.9
Efficiency ratio (2)	62.3	65.1
Common Share Data:
Basic and diluted earnings per share	$0.36	$0.30
Operating earnings per share (2)	0.38	0.32
Dividends paid per share	0.3175	0.3125
Dividend payout ratio	89.2%	105.6%
Operating dividend payout ratio (2)	86.1	97.8
Book value per share (end of period)	$15.12	$15.01
Tangible book value per share (end of period) (2)	8.76	9.38
Stock price:
High	13.79	14.49
Low	11.25	12.17
Close (end of period)	11.61	13.44
Common shares (end of period) (in millions)	340.33	346.12
Weighted average diluted common shares (in millions)	342.82	344.94

(1)	Includes a total of $6.6 million and $12.3 million of merger-related expenses and one-time charges for the six months ended June 30, 2012 and 2011, respectively.
(2)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Financial Condition Data:
General:
Total assets	$28,144	$27,808	$27,568	$27,213	$25,323
Loans	20,606	20,490	20,400	20,148	17,687
Securities	3,702	2,895	2,931	2,540	3,226
Short-term investments (1)	73	767	411	779	822
Allowance for loan losses	180	183	183	177	176
Goodwill and other acquisition-related intangibles	2,166	2,169	2,174	2,151	1,947
Deposits	21,458	21,268	20,816	20,487	18,278
Borrowings	960	811	857	881	1,331
Subordinated notes and debentures	160	160	160	159	159
Stockholders’ equity	5,147	5,181	5,225	5,291	5,194
Non-performing assets (2)	295	316	337	305	315
Net loan charge-offs	13.5	11.2	14.8	13.4	15.5
Average Balances:
Loans	$20,488	$20,407	$20,217	$19,856	$17,654
Securities	2,964	2,751	2,411	2,976	3,264
Short-term investments (1)	562	536	854	756	629
Loans held for sale	26	39	60	26	17
Total earning assets	24,040	23,733	23,542	23,614	21,564
Total assets	27,753	27,463	27,285	27,355	24,853
Deposits	21,190	20,843	20,597	20,259	18,225
Total funding liabilities	22,184	21,862	21,653	21,499	19,353
Stockholders’ equity	5,188	5,217	5,302	5,515	5,177
Ratios:
Net loan charge-offs to average loans (annualized)	0.26%	0.22%	0.29%	0.27%	0.35%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	1.67	1.85	2.00	1.88	2.05
Originated allowance for loan losses to:
Originated loans (2)	1.00	1.03	1.04	1.09	1.15
Originated non-performing loans (2)	65.6	61.5	59.7	68.5	68.0
Average stockholders’ equity to average total assets	18.7	19.0	19.4	20.2	20.8
Stockholders’ equity to total assets	18.3	18.6	19.0	19.4	20.5
Tangible stockholders’ equity to tangible assets (3)	11.5	11.7	12.0	12.5	13.9
Total risk-based capital (4)	15.6	16.0	16.2	16.7	19.1

(1)	Includes securities purchased under agreements to resell.
(2)	Excludes acquired loans.
(3)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(4)	Consolidated.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	June 30, 2011
Assets
Cash and due from banks	$415.1	$341.1	$370.2	$334.7
Short-term investments	72.8	767.4	410.7	821.9

Total cash and cash equivalents	487.9	1,108.5	780.9	1,156.6

Securities:
Trading account securities, at fair value	12.0	22.6	71.8	84.9
Securities available for sale, at fair value	3,560.0	2,742.3	2,725.5	3,025.6
Securities held to maturity, at amortized cost	56.4	56.4	56.4	56.0
Federal Home Loan Bank stock, at cost	73.7	73.7	77.7	59.5

Total securities	3,702.1	2,895.0	2,931.4	3,226.0

Loans held for sale	57.1	56.7	101.9	36.8

Loans:
Commercial	7,607.6	7,491.0	7,382.0	6,074.1
Commercial real estate	6,999.7	7,063.1	7,172.2	6,530.9
Residential mortgage	3,831.9	3,755.1	3,628.4	2,931.7
Consumer	2,166.7	2,180.3	2,217.4	2,150.3

Total loans	20,605.9	20,489.5	20,400.0	17,687.0
Less allowance for loan losses	(180.3)	(183.2)	(182.9)	(176.0)

Total loans, net	20,425.6	20,306.3	20,217.1	17,511.0

Goodwill and other acquisition-related intangibles	2,166.4	2,169.2	2,174.2	1,946.7
Premises and equipment	337.5	330.4	339.6	323.6
Bank-owned life insurance	334.6	334.1	332.7	293.5
Other assets	633.2	607.7	690.1	828.3

Total assets	$28,144.4	$27,807.9	$27,567.9	$25,322.5

Liabilities
Deposits:
Non-interest-bearing	$4,799.2	$4,636.9	$4,506.2	$3,932.2
Savings, interest-bearing checking and money market	11,617.9	11,477.9	10,970.4	9,336.8
Time	5,040.7	5,152.7	5,339.2	5,009.3

Total deposits	21,457.8	21,267.5	20,815.8	18,278.3

Borrowings:
Retail repurchase agreements	452.7	452.8	497.2	453.7
Federal Home Loan Bank advances	330.3	331.4	332.4	477.5
Federal funds purchased and other borrowings	176.6	26.8	27.1	400.0

Total borrowings	959.6	811.0	856.7	1,331.2

Subordinated notes and debentures	160.1	159.9	159.6	159.1
Other liabilities	420.3	388.9	510.8	360.0

Total liabilities	22,997.8	22,627.3	22,342.9	20,128.6

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.7
Additional paid-in capital	5,258.5	5,252.3	5,247.0	4,989.1
Retained earnings	754.4	745.5	744.1	763.2
Treasury stock, at cost	(602.9)	(549.1)	(493.5)	(307.6)
Accumulated other comprehensive loss	(90.2)	(93.1)	(95.8)	(70.2)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(177.1)	(178.9)	(180.7)	(184.3)

Total stockholders’ equity	5,146.6	5,180.6	5,225.0	5,193.9

Total liabilities and stockholders’ equity	$28,144.4	$27,807.9	$27,567.9	$25,322.5

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Interest and dividend income:
Commercial real estate	$96.4	$91.7	$100.3	$98.0	$92.5
Commercial	91.5	94.7	96.9	97.4	85.9
Residential mortgage	35.8	36.2	35.6	34.5	29.7
Consumer	20.0	20.7	21.2	21.5	20.6

Total interest on loans	243.7	243.3	254.0	251.4	228.7
Securities	18.3	18.0	17.3	21.7	23.4
Loans held for sale	0.4	0.5	0.7	0.4	0.3
Short-term investments	0.4	0.3	0.5	0.5	0.4

Total interest and dividend income	262.8	262.1	272.5	274.0	252.8

Interest expense:
Deposits	23.6	23.1	25.9	28.5	26.4
Borrowings	1.6	1.7	1.7	2.4	2.4
Subordinated notes and debentures	1.6	2.2	2.8	3.1	2.8

Total interest expense	26.8	27.0	30.4	34.0	31.6

Net interest income	236.0	235.1	242.1	240.0	221.2
Provision for loan losses	10.6	11.5	20.7	14.4	14.0

Net interest income after provision for loan losses	225.4	223.6	221.4	225.6	207.2

Non-interest income:
Bank service charges	32.5	30.3	31.6	35.8	32.9
Investment management fees	8.7	8.6	8.3	8.4	8.3
Insurance revenue	7.2	8.4	7.2	9.0	6.6
Brokerage commissions	3.4	3.1	2.6	2.8	3.3
Net gains on sales of residential mortgage loans	2.8	3.6	2.1	1.3	1.1
Net gains (losses) on sales of acquired loans	0.7	—	(0.4)	(4.8)	7.2
Bank-owned life insurance	1.2	1.8	1.7	2.0	1.4
Merchant services income, net	1.3	1.1	1.1	1.1	1.1
Net security gains	—	—	—	8.6	0.1
Other non-interest income	17.9	15.5	17.5	20.5	14.6

Total non-interest income	75.7	72.4	71.7	84.7	76.6

Non-interest expense:
Compensation and benefits	104.5	110.3	111.0	110.1	102.5
Occupancy and equipment	34.1	33.4	34.4	34.9	30.9
Professional and outside service fees	17.5	15.3	18.7	18.6	17.4
Amortization of other acquisition-related intangibles	6.8	6.6	6.9	7.0	6.0
Merger-related expenses	—	—	13.3	20.1	6.4
Other non-interest expense	42.8	43.0	45.9	41.2	43.8

Total non-interest expense (1)	205.7	208.6	230.2	231.9	207.0

Income before income tax expense	95.4	87.4	62.9	78.4	76.8
Income tax expense	30.6	28.8	19.9	25.5	25.6

Net income	$64.8	$58.6	$43.0	$52.9	$51.2

Basic and diluted earnings per common share	$0.19	$0.17	$0.12	$0.15	$0.15

(1)	In addition to merger-related expenses, total non-interest expense includes $3.6 million, $3.0 million, $9.7 million, $1.4 million and $2.8 million of non-operating expenses for the three months ended June 30, 2012, March 31, 2012, Dec. 31, 2011, Sept. 30, 2011 and June 30, 2011, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(in millions, except per share data)	2012	2011
Interest and dividend income:
Commercial real estate	$188.1	$194.1
Commercial	186.2	164.5
Residential mortgage	72.0	59.0
Consumer	40.7	41.5

Total interest on loans	487.0	459.1
Securities	36.3	44.4
Loans held for sale	0.9	1.0
Short-term investments	0.7	1.1

Total interest and dividend income	524.9	505.6

Interest expense:
Deposits	46.7	53.0
Borrowings	3.3	4.9
Subordinated notes and debentures	3.8	6.2

Total interest expense	53.8	64.1

Net interest income	471.1	441.5
Provision for loan losses	22.1	28.6

Net interest income after provision for loan losses	449.0	412.9

Non-interest income:
Bank service charges	62.8	63.9
Investment management fees	17.3	16.5
Insurance revenue	15.6	14.5
Brokerage commissions	6.5	6.5
Net gains on sales of residential mortgage loans	6.4	4.2
Net gains on sales of acquired loans	0.7	12.7
Bank-owned life insurance	3.0	2.6
Merchant services income, net	2.4	2.1
Net security gains	—	0.2
Other non-interest income	33.4	28.0

Total non-interest income	148.1	151.2

Non-interest expense:
Compensation and benefits	214.8	207.9
Occupancy and equipment	67.5	64.0
Professional and outside service fees	32.8	33.3
Amortization of other acquisition-related intangibles	13.4	11.9
Merger-related expenses	—	9.5
Other non-interest expense	85.8	83.2

Total non-interest expense (1)	414.3	409.8

Income before income tax expense	182.8	154.3
Income tax expense	59.4	51.4

Net income	$123.4	$102.9

Basic and diluted earnings per common share	$0.36	$0.30

(1)	In addition to merger-related expenses, total non-interest expense includes $6.6 million and $2.8 million of non-operating expenses for the six months ended June 30, 2012 and 2011, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2012			March 31, 2012			June 30, 2011
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$561.6	$0.4	0.25%	$535.9	$0.3	0.24%	$628.8	$0.4	0.26%
Securities (2)	2,964.4	19.1	2.58	2,750.7	18.7	2.72	3,264.4	23.7	2.91
Loans held for sale	25.9	0.4	6.63	39.1	0.5	4.96	16.6	0.3	6.63
Loans:
Commercial (3)	7,493.5	93.4	4.99	7,373.6	96.5	5.24	6,099.7	86.8	5.69
Commercial real estate (4)	7,011.9	96.4	5.50	7,118.7	91.7	5.15	6,558.1	92.6	5.65
Residential mortgage	3,806.6	35.8	3.76	3,713.1	36.2	3.89	2,859.3	29.7	4.16
Consumer	2,176.0	20.0	3.68	2,201.5	20.7	3.77	2,136.8	20.6	3.87

Total loans	20,488.0	245.6	4.80	20,406.9	245.1	4.81	17,653.9	229.7	5.21

Total earning assets	24,039.9	$265.5	4.42%	23,732.6	$264.6	4.46%	21,563.7	$254.1	4.71%

Other assets	3,713.2			3,729.9			3,289.1

Total assets	$27,753.1			$27,462.5			$24,852.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,596.5	$—	—%	$4,406.8	$—	—%	$3,849.6	$—	—%
Savings, interest-bearing checking and money market	11,511.4	10.1	0.35	11,186.5	11.0	0.39	9,353.7	12.4	0.53
Time	5,081.8	13.5	1.06	5,250.0	12.1	0.92	5,021.9	14.0	1.12

Total deposits	21,189.7	23.6	0.45	20,843.3	23.1	0.44	18,225.2	26.4	0.58

Borrowings:
Retail repurchase agreements	465.9	0.3	0.27	494.6	0.4	0.30	432.3	0.5	0.44
Federal Home Loan Bank advances	330.8	1.2	1.48	331.9	1.2	1.48	478.7	1.8	1.56
Federal funds purchased and other borrowings	37.3	0.1	0.76	32.2	0.1	0.84	50.0	0.1	0.58

Total borrowings	834.0	1.6	0.77	858.7	1.7	0.78	961.0	2.4	1.00

Subordinated notes and debentures	160.0	1.6	4.05	159.7	2.2	5.47	166.4	2.8	6.78

Total funding liabilities	22,183.7	$26.8	0.48%	21,861.7	$27.0	0.49%	19,352.6	$31.6	0.65%

Other liabilities	381.4			383.8			322.9

Total liabilities	22,565.1			22,245.5			19,675.5
Stockholders’ equity	5,188.0			5,217.0			5,177.3

Total liabilities and stockholders’ equity	$27,753.1			$27,462.5			$24,852.8

Net interest income/spread (5)		$238.7	3.94%		$237.6	3.97%		$222.5	4.06%

Net interest margin			3.97%			4.01%			4.13%

Operating net interest margin (6)			3.89%			4.01%			4.09%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	Interest income for the three months ended June 30, 2012 includes $4.7 million of cost recovery income; yield of 5.23% without cost recovery income.
(5)	The fully taxable equivalent adjustment was $2.7 million, $2.5 million and $1.3 million for the three months ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively.
(6)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2012			June 30, 2011
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$548.3	$0.7	0.25%	$680.3	$1.0	0.29%
Securities purchased under agreements to resell	—	—	—	55.0	0.1	0.17
Securities (2)	2,857.5	37.8	2.65	3,177.0	44.9	2.83
Loans held for sale	32.5	0.9	5.63	34.4	1.0	6.00
Loans:
Commercial (3)	7,433.5	189.9	5.11	5,740.0	166.5	5.80
Commercial real estate (4)	7,065.3	188.1	5.32	6,804.8	194.1	5.71
Residential mortgage	3,759.9	72.0	3.83	2,784.0	59.0	4.24
Consumer	2,188.7	40.7	3.72	2,144.0	41.5	3.87

Total loans	20,447.4	490.7	4.80	17,472.8	461.1	5.28

Total earning assets	23,885.7	$530.1	4.44%	21,419.5	$508.1	4.74%

Other assets	3,722.1			3,318.8

Total assets	$27,607.8			$24,738.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,501.6	$—	—%	$3,823.7	$—	—%
Savings, interest-bearing checking and money market	11,349.0	21.1	0.37	9,185.4	24.5	0.53
Time	5,165.9	25.6	0.99	5,076.4	28.5	1.12

Total deposits	21,016.5	46.7	0.45	18,085.5	53.0	0.59

Borrowings:
Retail repurchase agreements	480.3	0.7	0.28	448.5	1.0	0.43
Federal Home Loan Bank advances	331.4	2.4	1.48	489.1	3.7	1.53
Federal funds purchased and other borrowings	34.8	0.2	0.80	41.3	0.2	0.67

Total borrowings	846.5	3.3	0.77	978.9	4.9	0.99

Subordinated notes and debentures	159.9	3.8	4.76	173.0	6.2	7.21

Total funding liabilities	22,022.9	$53.8	0.49%	19,237.4	$64.1	0.67%

Other liabilities	382.4			319.6

Total liabilities	22,405.3			19,557.0
Stockholders’ equity	5,202.5			5,181.3

Total liabilities and stockholders’ equity	$27,607.8			$24,738.3

Net interest income/spread (5)		$476.3	3.95%		$444.0	4.07%

Net interest margin			3.99%			4.15%

Operating net interest margin (6)			3.95%			4.04%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	Interest income for the six months ended June 30, 2012 includes $4.7 million of cost recovery income; yield of 5.19%

without cost recovery income.

(5)	The fully taxable equivalent adjustment was $5.2 million and $2.5 million for the six months ended June 30, 2012 and

June 30, 2011, respectively.

(6)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 17.

People’s United Financial, Inc.

Loans acquired in connection with acquisitions have been recorded at fair value based on an initial estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Originated non-performing loans:
Commercial Banking:
Commercial real estate	$90.5	$97.3	$106.7	$91.0	$90.2
Commercial and industrial	62.2	63.0	59.2	49.2	54.1
Equipment financing	37.3	39.6	42.9	37.9	36.0

Total	190.0	199.9	208.8	178.1	180.3

Retail:
Residential mortgage	63.7	70.0	68.9	65.5	65.8
Home equity	13.7	15.3	15.8	14.2	12.3
Other consumer	0.2	0.2	0.3	0.5	0.4

Total	77.6	85.5	85.0	80.2	78.5

Total originated non-performing loans (1)	267.6	285.4	293.8	258.3	258.8
REO	19.7	21.9	26.8	27.7	33.5
Repossessed assets	7.2	9.1	16.1	19.2	23.1

Total non-performing assets	$294.5	$316.4	$336.7	$305.2	$315.4

Acquired non-performing loans (contractual amount) (2)	$236.6	$247.2	$249.0	$241.6	$250.4

Originated non-performing loans as a percentage of originated loans	1.52%	1.67%	1.75%	1.60%	1.69%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	1.67	1.85	2.00	1.88	2.05
Tangible stockholders’ equity and originated allowance for loan losses	9.33	9.93	10.44	9.20	9.21

(1)	Reported net of government guarantees totaling $14.8 million at June 30, 2012, $15.6 million at March 31, 2012,

$12.1 million at Dec. 31, 2011, $11.3 million at Sept. 30, 2011 and $10.7 million at June 30, 2011.

(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Allowance for loan losses on originated loans:
Balance at beginning of period	$175.5	$175.5	$177.0	$176.0	$177.5
Charge-offs	(12.3)	(12.9)	(15.7)	(14.6)	(17.4)
Recoveries	1.5	1.7	0.9	1.2	1.9

Net loan charge-offs	(10.8)	(11.2)	(14.8)	(13.4)	(15.5)
Provision for loan losses	10.8	11.2	13.3	14.4	14.0

Balance at end of period	175.5	175.5	175.5	177.0	176.0

Allowance for loan losses on acquired loans:
Balance at beginning of period	7.7	7.4	—	—	—
Charge-offs	(2.7)	—	—	—	—
Provision for loan losses	(0.2)	0.3	7.4	—	—

Balance at end of period	4.8	7.7	7.4	—	—

Total allowance for loan losses	$180.3	$183.2	$182.9	$177.0	$176.0

Allowance for loan losses on originated loans as a percentage of:
Originated loans	1.00%	1.03%	1.04%	1.09%	1.15%
Originated non-performing loans	65.6	61.5	59.7	68.5	68.0
Commercial banking originated allowance for loan losses as a percentage of originated commercial banking loans	1.28	1.34	1.39	1.48	1.55
Retail originated allowance for loan losses as a percentage of originated retail loans	0.37	0.34	0.29	0.26	0.25

NET LOAN CHARGE-OFFS

	Three Months Ended
(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Commercial Banking:
Commercial real estate	$6.1	$5.0	$3.9	$4.6	$9.3
Commercial and industrial	3.1	1.6	3.4	4.4	1.6
Equipment financing	1.2	0.6	4.5	0.8	2.3

Total	10.4	7.2	11.8	9.8	13.2

Retail:
Residential mortgage	1.4	2.0	1.6	2.1	1.2
Home equity	1.4	1.7	0.7	1.1	0.8
Other consumer	0.3	0.3	0.7	0.4	0.3

Total	3.1	4.0	3.0	3.6	2.3

Total	$13.5	$11.2	$14.8	$13.4	$15.5

Net loan charge-offs to average loans (annualized)	0.26%	0.22%	0.29%	0.27%	0.35%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangibles, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to, merger-related expenses, charges related to executive-level management separation costs, severance-related costs and writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is calculated by dividing operating earnings by the weighted average number of dilutive common shares outstanding for the respective period. Operating return on average assets is calculated by dividing operating earnings (annualized) by average assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

Operating net interest margin excludes from the net interest margin those items that management considers to be of such a discrete nature that, by excluding such items, People’s United Financial’s net interest margin can be measured and assessed on a more consistent basis from period to period. Items excluded from operating net interest margin include cost recovery income on acquired loans and changes in the accretable yield on acquired loans stemming from periodic cash flow reassessments. Operating net interest margin is calculated by dividing operating net interest income (annualized) by average earning assets.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Total non-interest expense	$205.7	$208.6	$230.2	$231.9	$207.0	$414.3	$409.8
Adjustments:
Amortization of other acquisition-related intangibles	(6.8)	(6.6)	(6.9)	(7.0)	(6.0)	(13.4)	(11.9)
Severance-related costs	(1.1)	(2.4)	(3.9)	(1.4)	—	(3.5)	—
Merger-related expenses	—	—	(13.3)	(20.1)	(6.4)	—	(9.5)
Executive-level separation costs	—	—	(1.0)	—	(2.8)	—	(2.8)
Writedowns of banking house assets	—	—	(4.8)	—	—	—	—
Other (1)	(4.6)	(3.0)	(4.0)	(2.3)	(1.9)	(7.6)	(4.0)

Total	$193.2	$196.6	$196.3	$201.1	$189.9	$389.8	$381.6

Net interest income (FTE basis)	$238.7	$237.6	$244.7	$242.7	$222.5	$476.3	$444.0
Total non-interest income	75.7	72.4	71.7	84.7	76.6	148.1	151.2

Total revenues	314.4	310.0	316.4	327.4	299.1	624.4	595.2
Adjustments:
BOLI FTE adjustment	0.6	0.9	0.8	0.9	0.8	1.5	1.4
Net security gains	—	—	—	(8.6)	(0.1)	—	(0.2)
Net losses (gains) on sales of acquired loans	(0.7)	—	0.4	4.8	(7.2)	(0.7)	(12.7)
Other (2)	—	—	(0.1)	0.1	—	—	2.2

Total	$314.3	$310.9	$317.5	$324.6	$292.6	$625.2	$585.9

Efficiency ratio	61.5%	63.2%	61.8%	62.0%	64.9%	62.3%	65.1%

(1)	Items classified as “other” and deducted from non-interest expense include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(2)	Items classified as “other” and added to (deducted from) total revenues include, as applicable, asset write-offs, gains associated with the sale of branch locations and mortgage servicing rights, and interest on an income tax refund.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
(dollars in millions, except per share data)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Net income, as reported	$64.8	$58.6	$43.0	$52.9	$51.2	$123.4	$102.9

Adjustments to arrive at operating earnings:
Severance-related costs	1.1	2.4	3.9	1.4	—	3.5	—
Other non-operating expenses	2.5	0.6	—	—	—	3.1	—
Merger-related expenses	—	—	13.3	20.1	6.4	—	9.5
Executive-level separation costs	—	—	1.0	—	2.8	—	2.8
Writedowns of banking house assets	—	—	4.8	—	—	—	—

Total pre-tax adjustments	3.6	3.0	23.0	21.5	9.2	6.6	12.3

Tax effect	(1.2)	(1.0)	(7.3)	(7.1)	(3.1)	(2.2)	(4.1)

Total adjustments, net of tax	2.4	2.0	15.7	14.4	6.1	4.4	8.2

Operating earnings	$67.2	$60.6	$58.7	$67.3	$57.3	$127.8	$111.1

Earnings per share, as reported	$0.19	$0.17	$0.12	$0.15	$0.15	$0.36	$0.30

Adjustments to arrive at operating earnings per share:
Severance-related costs	—	0.01	0.01	—	—	0.01	—
Other non-operating expenses	0.01	—	—	—	—	0.01	—
Merger-related expenses	—	—	0.03	0.04	0.02	—	0.02
Executive-level separation costs	—	—	—	—	—	—	—
Writedowns of banking house assets	—	—	0.01	—	—	—	—

Total adjustments per share	0.01	0.01	0.05	0.04	0.02	0.02	0.02

Operating earnings per share	$0.20	$0.18	$0.17	$0.19	$0.17	$0.38	$0.32

Average total assets	$27,753	$27,463	$27,285	$27,355	$24,853	$27,608	$24,738

Operating return on average assets (annualized)	0.97%	0.88%	0.86%	0.98%	0.92%	0.93%	0.90%

OPERATING NET INTEREST MARGIN
	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Net interest income (FTE basis)	$238.7	$237.6	$244.7	$242.7	$222.5	$476.3	$444.0

Adjustments to arrive at operating net interest income:
Cost recovery income	(4.7)	—	(5.0)	—	—	(4.7)	—
Changes in accretable yield	—	—	—	—	(2.2)	—	(11.2)

Total adjustments	(4.7)	—	(5.0)	—	(2.2)	(4.7)	(11.2)

Operating net interest income	$234.0	$237.6	$239.7	$242.7	$220.3	$471.6	$432.8

Net interest margin, as reported (1)	3.97%	4.01%	4.16%	4.11%	4.13%	3.99%	4.15%

Adjustments to arrive at operating net interest margin: (1)
Cost recovery income	(0.08)	—	(0.09)	—	—	(0.04)	—
Changes in accretable yield	—	—	—	—	(0.04)	—	(0.11)

Total adjustments	(0.08)	—	(0.09)	—	(0.04)	(0.04)	(0.11)

Operating net interest margin (1)	3.89%	4.01%	4.07%	4.11%	4.09%	3.95%	4.04%

Total earning assets	$24,040	$23,733	$23,542	$23,614	$21,564	$23,886	$21,420

(1)	Annualized

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Operating earnings	$67.2	$60.6	$58.7	$67.3	$57.3	$127.8	$111.1

Average stockholders’ equity	$5,188	$5,217	$5,302	$5,515	$5,177	$5,203	$5,181
Less: Average goodwill and average other acquisition-related intangibles	2,166	2,171	2,148	2,154	1,950	2,169	1,953

Average tangible stockholders’ equity	$3,022	$3,046	$3,154	$3,361	$3,227	$3,034	$3,228

Operating return on average tangible stockholders’ equity (annualized)	8.9%	8.0%	7.4%	8.0%	7.1%	8.4%	6.9%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	June 30, 2012	June 30, 2011
Dividends paid	$55.1	$54.9	$54.8	$57.4	$54.5	$110.0	$108.7

Operating earnings	$67.2	$60.6	$58.7	$67.3	$57.3	$127.8	$111.1

Operating dividend payout ratio	82.0%	90.6%	93.4%	85.3%	95.1%	86.1%	97.8%

TANGIBLE EQUITY RATIO

(dollars in millions)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Total stockholders’ equity	$5,147	$5,181	$5,225	$5,291	$5,194
Less: Goodwill and other acquisition-related intangibles	2,166	2,169	2,174	2,151	1,947

Tangible stockholders’ equity	$2,981	$3,012	$3,051	$3,140	$3,247

Total assets	$28,144	$27,808	$27,568	$27,213	$25,323
Less: Goodwill and other acquisition-related intangibles	2,166	2,169	2,174	2,151	1,947

Tangible assets	$25,978	$25,639	$25,394	$25,062	$23,376

Tangible equity ratio	11.5%	11.7%	12.0%	12.5%	13.9%

TANGIBLE BOOK VALUE PER SHARE

(in millions, except per share data)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Tangible stockholders’ equity	$2,981	$3,012	$3,051	$3,140	$3,247

Common shares issued	395.87	395.84	395.42	395.46	377.02
Less: Shares classified as treasury shares	47.00	42.49	38.03	38.07	22.01
Unallocated ESOP shares	8.54	8.62	8.71	8.80	8.89

Common shares	340.33	344.73	348.68	348.59	346.12

Tangible book value per share	$8.76	$8.74	$8.75	$9.01	$9.38